Exhibit 99.1

FOR IMMEDIATE RELEASE

Kaiser Aluminum Corporation Acquires Additive Metal Manufacturer

FOOTHILL RANCH, Calif. - September 19, 2018 - Kaiser Aluminum Corporation (NASDAQ:KALU) today announced that it has acquired Imperial Machine & Tool Co., a leader in multi-material additive manufacturing and machining technologies for aerospace and defense, automotive, high-tech, and general industrial applications.

“The acquisition brings significant technology and intellectual property to broaden Kaiser’s ability to provide solutions for demanding applications in compatible end markets,” said Jack A. Hockema, Chairman and Chief Executive Officer. “With a 75-year history of success and innovation, Imperial has a strong management and technical team that will complement our metallurgical and application engineering expertise to further advance our capability to deliver highly engineered solutions for our customers.”

Imperial Machine & Tool provides proven multi-material expertise in aluminum, titanium, tantalum, molybdenum, nickel alloys, tungsten, cobalt chromium, and stainless steel and offers a differentiated approach by combining traditional machining knowhow and related technical capabilities with additive manufacturing expertise to drive innovative solutions.

About Kaiser Aluminum Corporation
Kaiser Aluminum Corporation, headquartered in Foothill Ranch, California, is a leading producer of semi-fabricated specialty aluminum products, serving customers worldwide with highly engineered solutions for aerospace and high-strength, general engineering, and custom automotive and industrial applications. The Company’s North American facilities produce value-added sheet, plate, extrusions, rod, bar, tube and wire products, adhering to traditions of quality, innovation and service that have been key components of its culture since the Company was founded in 1946. The Company’s stock is included in the Russell 2000® index and the S&P Small Cap 600® index.

About Imperial Machine & Tool Co.
Imperial Machine & Tool Co., headquartered in Columbia, New Jersey, is a state-of-the-art machining, fabricating, and assembly facility specializing in advanced manufacturing for technically challenging and complex components and systems. Since it was founded in 1943 as a machine and tool business, Imperial has evolved into a highly technical, high margin, multi-material additive manufacturing company. With a culture of performing at the highest levels of quality and customer service, the Company has developed a strong customer base and well-established collaborative relationships to continue to drive innovation.

Available Information
For more information, please visit the Company’s web site at www.kaiseraluminum.com. The web site includes a section for investor relations under which the Company provides notifications of news or announcements regarding its financial performance, including Securities and Exchange Commission (SEC) filings, investor events, and earnings and other press releases. In addition, all Company filings submitted to the SEC are available through a link to the section of the SEC’s web site at www.sec.gov which includes: Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statements for the Company’s annual stockholders’ meetings and other information statements as filed with the SEC. In addition, the Company provides a webcast of its quarterly earnings calls and certain events in which management participates or hosts with members of the investment community.

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This press release contains statements based on management’s current expectations, estimates and projections that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 involving known and unknown risks and uncertainties that may cause actual results, performance or achievements of the Company to be materially different from those expressed or implied. These factors include: (a) the Company’s ability to integrate acquired operations and technologies, continue to drive innovative solutions and further advance its capabilities; (b) changes in economic or industry business conditions, including manufacturing practices and technologies in the markets served by the Company, including aerospace, defense, general engineering, automotive, distribution and other markets; (c) the Company's ability to successfully identify and execute its long term strategic initiatives and internal and external growth opportunities; and (d) other risk factors summarized in the Company’s reports filed with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2017.All information in this release is as of the date of the release. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Investor Relations and Public Relations Contact:
Melinda C. Ellsworth
Kaiser Aluminum Corporation
(949) 614-1757